ARTICLES OF AMENDMENT

     THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by redesignating the issued and unissued Investor Shares of Common Stock of each of the Corporation's Portfolios set forth below as Class A Shares of Common Stock of the respective Portfolios, as follows:

OLD DESIGNATION                                   NEW DESIGNATION

AmeriStar Prime Money Market             AmeriStar Prime Money Market Portfolio
  Portfolio                                        Class A Shares
        Investor Shares

AmeriStar U.S. Treasury Money            AmeriStar U.S. Treasury Money Market
  Market Portfolio                            Portfolio
        Investor Shares                       Class A Shares


     SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, The Infinity Mutual Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

                                       THE INFINITY MUTUAL  FUNDS, INC.

                                       By: /s/ Jeffrey C. Cusick
                                           Jeffrey C. Cusick, Vice President

WITNESS:


/s/ Robert L. Tuch
Robert L. Tuch, Assistant Secretary

                             ARTICLES SUPPLEMENTARY

     THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by two hundred and fifty million (250,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of two hundred and fifty thousand dollars ($250,000), all of which shares shall be classified as Class B Shares of the Corporation's AmeriStar Prime Money Market Portfolio.

     SECOND: The Class B Shares of the Corporation's AmeriStar Prime Money Market Portfolio classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Charter of the Corporation and shall be subject to all provisions of the Charter relating to the stock of the Corporation generally and to the following:

     (1) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations thereunder and with applicable rules and regulations of the National Association of Securities Dealers, Inc., and from time to time reflected in the Registration Statement of the Corporation (the "Corporation's Registration Statement"), Class B Shares of a particular Portfolio of the Corporation may be converted automatically into Class A Shares of such Portfolio based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the Portfolios of the Corporation to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

     (2) The proceeds of the redemption of a share (including a fractional share) of the Class B Shares of each Portfolio of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

     THIRD: Immediately before the increase in the aggregate number of authorized shares as set forth in Article FIRST hereto, the Corporation was authorized to issue fourteen billion two hundred fifty million (14,250,000,000) shares of Common Stock, par value $.001 per share, with an aggregate par value of fourteen million two hundred fifty thousand dollars ($14,250,000), classified as follows:

                                                    NUMBER OF
NAME OF PORTFOLIO/CLASS                             AUTHORIZED SHARES

AmeriStar Capital Growth Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Core Income Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Dividend Growth Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Limited Duration Income Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Limited Duration Tennessee
  Tax Free Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Limited Duration U.S. Government
  Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Prime Money Market Portfolio
         Class A Shares                                500,000,000
         Trust Shares                                  500,000,000

 AmeriStar Tennessee Tax Exempt Bond Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar U.S. Treasury Money Market Portfolio
         Class A Shares                                500,000,000
         Trust Shares                                  500,000,000

Correspondent Cash Reserves Money Market
  Portfolio                                          3,000,000,000

Correspondent Cash Reserves Tax Free Money
  Market Portfolio                                   3,000,000,000

Unclassified                                         1,000,000,000
                                                    ---------------
Total                                               14,250,000,000
                                                    ================

     FOURTH: As hereby increased and classified pursuant to Articles FIRST and SECOND hereof, the total number of shares of stock which the Corporation has authority to issue is fourteen billion five hundred million (14,500,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of fourteen million five hundred thousand dollars ($14,500,000), classified as follows:

                                                       NUMBER OF
NAME OF PORTFOLIO/CLASS                             AUTHORIZED SHARES

AmeriStar Capital Growth Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Core Income Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Dividend Growth Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Limited Duration Income Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

 AmeriStar Limited Duration Tennessee
  Tax Free Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Limited Duration U.S. Government
  Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar Prime Money Market Portfolio
         Class A Shares                                500,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  500,000,000

AmeriStar Tennessee Tax Exempt Bond Portfolio
         Class A Shares                                250,000,000
         Class B Shares                                250,000,000
         Trust Shares                                  250,000,000

AmeriStar U.S. Treasury Money Market Portfolio
         Class A Shares                                500,000,000
         Trust Shares                                  500,000,000

Correspondent Cash Reserves Money Market
  Portfolio                                          3,000,000,000

Correspondent Cash Reserves Tax Free Money
  Market Portfolio                                   3,000,000,000

Unclassified                                         1,000,000,000
                                                    ---------------
Total                                               14,500,000,000
                                                    ===============

     FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SIXTH: The Board of Directors of the Corporation increased the total number of shares of Common Stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified and reclassified the shares of Common Stock of the Corporation as aforesaid pursuant to authority provided in the Corporation's charter.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, The Infinity Mutual Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on March 20, 1998.

                                       THE INFINITY MUTUAL FUNDS, INC.


                                        By:/S/ Jeffrey C. Cusick,
                                          ------------------------
                                               Jeffrey C. Cusick,
                                               Vice President

Witness:

/s/ Robert L. Tuch
-------------------------
Robert L. Tuch, Assistant
  Secretary